SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of earliest event reported, August 14, 2000



                                VINEX WINES, INC.



         Nevada                      000-29155                    88-0350345
------------------------        ------------------               -----------
(State of Incorporation)    (Commission File Number)          (IRS I.D.  Number)




            11 East 44th Street, Suite 504, New York, New York 10017
            --------------------------------------------------------
               (Address of principal executive offices)(Zip Code)


                                 (212) 953-1121
               ---------------------------------------------------
              (Registrant's telephone number, including area code)



                        Peppercorn Industrial Corporation
                              2102 N. Donner Avenue
                              Tucson, Arizona 85749
             ------------------------------------------------------
             (Former name or address, if changed since last report)


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                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 1. Changes in Control of Registrant.

Pursuant to an Agreement and Plan of Merger dated as of June 12, 2000 (the "Agreement") by and between Peppercorn Industrial Corporation(the "Corporation") a Nevada corporation, with offices at 2012 N. Donner Avenue, Tucson, Arizona 85749, and Vinex Wines, Inc., a Delaware corporation with offices at 11 East 44th Street, Suite 504, New York, New York 10017 ("Vinex"), Vinex was merged with and into the Corporation in consideration of the issuance to the Vinex Shareholders of 5,000,000 shares of the Corporation's common stock (the "Corporate Shares") on the basis of 1/5th of a Corporate Share for each of the
25,000,000 outstanding shares of Vinex. Pursuant to the Agreement, the Corporation changed its name to Vinex Wines, Inc.

Immediately after the closing, a total of 6,000,000 shares of the Corporation's common stock were issued and outstanding. The 5,000,000 Corporate Shares issued to the Vinex Shareholders represent approximately 83.33% of the Corporation's issued and outstanding shares of common stock. Hence, the Vinex Shareholders have effective control of the Corporation. The Corporate Shares have not been registered under the Securities Act of 1933, as amended (the "Act"). The Corporate Shares were issued under an exemption from registration pursuant to
Section 4(2) of the Act. The Corporate Shares are deemed "restricted" securities under the Act, and may not be sold or transferred other than pursuant to an effective registration statement under the Act or any exemption from registration requirements of the Act.

Pursuant to the Agreement, and by Written Consent of a Majority of the Shareholders of the Corporation dated as of the closing of the Agreement, the Corporation's existing Board of Directors resigned and Michael Graye was appointed to the Corporation's Board of Directors. In addition, Mr. Graye was elected to serve as President and Secretary and Mr. Charles Hong Lee was elected to serve as Vice President. Accordingly, the Corporation's current directors and officers are set forth in the following table:

NAME                                        POSITION
-----                                       --------
Michael Graye                       President, Secretary and Director

Charles Hong Lee                    Vice President

The registrant is not aware of any arrangements that may result in a change in control subsequent to the date hereof.

At the present time the registrant does not have any substantial business activities. It is presently negotiating for the acquisition of wine processing companies outside of the United States.

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


Item 7.  Financial Statements and Exhibits

  (c)  Exhibits.

         2.1 Agreement and Plan of Merger dated as of July 12, 2000 by and among Peppercorn Industrial Corporation (the "Corporation" or the "Registrant"),a Nevada corporation, and Vinex Wines, Inc., a Delaware corporation ("Vinex").

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                      Vinex Wines, Inc.
                                             -----------------------------
                                                      (Registrant)
Dated: August 17, 2000


                                        By:
                                                Michael Graye, President












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